UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2013

NV5 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida	33021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 495-2112

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 14, 2013, NV5 Holdings, Inc. (the “Company”) announced that 1,196,471, or approximately 74%, of its outstanding public warrants quoted under the symbol “NVEEW” were exercised during the Company’s temporary reduction of the exercise price of all its outstanding public warrants from $7.80 per share to $6.00 per share. The temporary reduction of the warrant exercise price commenced on September 27, 2013 and continued until 5:00 p.m., New York City time, on October 11, 2013 (the “Temporary Reduction Expiration Time”). The temporary reduction in the warrant exercise price generated cash proceeds to the Company of approximately $7.2 million.

Immediately following the Temporary Reduction Expiration Time, the exercise price of the remaining unexercised public warrants automatically reverted to the warrant exercise price of $7.80 per share included in the original terms of the public warrants.

On October 14, 2013, the Company issued a press release announcing the results of the temporary reduction of the warrant exercise price as described above, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2013	NV5 HOLDINGS, INC.

	By:	/s/ Michael P. Rama
		Name:	Michael P. Rama
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 14, 2013